EXHIBIT 5

                              HART & TRINEN, L.L.P.
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.              ________           Email:  harttrinen@aol.com
Donald T. Trinen                                      Facsimile:  (303) 839-5414
                                 (303) 839-0061
  -----------

Will Hart

                                February 10, 2012

CEL-SCI Corporation
8229 Boone Boulevard, Suite 802
Vienna, Virginia  22182

      This letter will constitute our opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation ("CEL-SCI"), of up to 5,900,000 shares of common stock, issuable upon the exercise of its Series O warrants, Series P warrants, as well as up to 5,900,000 shares issuable upon the exercise of the Series P warrants, all as referred to in the Registration Statement on Form S-3 (File No. 333-160794) filed with the Securities and Exchange Commission.

      We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI, the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion:

     o the 5,900,000 shares of common stock issuable upon the exercise of its Series O warrants have been legally issued and these shares represent fully paid and non-assessable shares of CEL-SCI's common stock;

     o the Series P warrants have been legally issued and are fully paid and non-assessable; and

     o the shares of common stock issuable upon the exercise of the Series P warrants, when the warrants are exercised in accordance with their terms, will be legally issued and will represent fully paid and non-assessable shares of CEL-SCI's common stock.

                                           Very truly yours,

                                           HART & TRINEN

                                           /s/ William T. Hart

                                           William T. Hart